EXHIBIT (h)(3)(D)



                        ASSIGNMENT AGREEMENT FOR
                          SETTLEMENT AGREEMENT


     AGREEMENT, made this 20th day of March, 1991, by and among Western

Capital Financial Group ("Western Capital"), a California corporation;

Directed Services, Inc. ("DSI"), a New York corporation; The Mutual

Benefit Life Insurance Company ("MBL"), a mutual life insurance company incorporated under the laws of the State of New Jersey, on its own behalf and on behalf of Mutual Benefit Variable Contract Account-11; and The

Specialty Managers Trust, a Massachusetts business trust ("Trust").


     WHEREAS, the Trust is registered with the Securities and Exchange

Commission as an open-end management investment company under the

Investment Company Act of 1940, as amended ("Act"); and


     WHEREAS, the Trust, Western Capital, and MBL entered into a

Settlement Agreement dated May 21, 1990 ("Settlement Agreement"); and


     WHEREAS, Western Capital has served as Distributor to the Trust pursuant to a Distribution Agreement between the Trust and Western

Capital dated December 28, 1988; and


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     WHEREAS, the Trust and Western Capital have terminated the

Distribution Agreement with Western Capital, effective at the close of business on March 20, 1991; and


     WHEREAS, commencing March 21, 1991, DSI has agreed to serve as

Distributor to the Trust pursuant to a new Distribution Agreement between the Trust and DSI dated March 20, 1991; and


     WHEREAS, Western Capital, MBL and the Trust desire to assign Western

Capital's interest in the Settlement Agreement to DSI and DSI desires to be the assignee of Western Capital's interest.


     NOW, THEREFORE, it is agreed as follows:


     1.   Assignment.  Effective as of March 21, 1991, Western Capital hereby
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          assigns to DSI all of its interest in the Settlement Agreement.


     2.   Performance of Duties.  DSI hereby assumes and agrees to perform all
          ---------------------
          of Western Capital's duties and obligations under the Settlement

          Agreement and be subject to all of the terms and conditions of said

          Agreement as if they applied to Western Capital.  DSI shall not be responsible for any claim or demand arising under the Settlement

          Agreement from services rendered prior to the effective date of this Assignment Agreement unless otherwise agreed by DSI, and

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          Western Capital shall not be responsible for any claim or demand arising under the Settlement Agreement from services rendered after the effective date ofthis Assignment Agreement unless otherwise agreed by Western Capital.


     3.   Representation of DSI.  DSI represents and warrants that it is
          ---------------------
          registered as a broker-dealer under the Securities Exchange Act of

          1934, as amended, and is a member in good standing of the National

          Association of Securities Dealers, Inc. ("NASD").


     4.   Consent.  The Trust and MBL hereby consent to this assignment by
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          Western Capital of its rights under the Settlement Agreement to DSI and the assumption by DSI of Western Capital's interest in such

          Agreement and the duties and obligations thereunder, and agree,

          subject to the terms and conditions of said Agreement, to look to DSI for the performance of the duties and obligations formerly owed by

          Western Capital under said Agreement.

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          IN WITNESS WHEREOF, the parties hereto have caused this Assignment

     Agreement to be executed by their duly authorized officers hereunto duly attested as of the date and year written above.




                                   Western Capital Financial Group



R. J. Leavenworth                   BY: /s/ Andrew D. Westhem
------------------                     -----------------------
Attest                                 Andrew D. Westhem


Vice President                         President
---------------                        ----------
Title                                  Title




                                   Directed Services, Inc.



Bernard R. Beckerlegge              BY: /s/ Fred H. Davidson
----------------------                 ----------------------
Attest                                 Fred H. Davidson


Secretary                              Executive Vice President
---------------                        -------------------------
Title                                  Title





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                                   The Mutual Benefit Life

                                     Insurance Company



William Weiss                   BY: /s/ Frank D. Casciano
--------------                     -----------------------
Attest                                  Frank D. Casciano


Assistant Secretary                V.P. Deputy General Counsel
--------------------               ----------------------------
Title                               Title




                                   The Specialty Managers Trust



Jeffrey S. Puretz               BY: /s/ F.H. Davidson
-----------------                   ------------------
Attest                                  F.H. Davidson


Outside Counsel                     Vice President
-------------------                 ---------------
Title                               Title




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